Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-239012

Product Prospectus Supplement dated July 10, 2020 (To Prospectus dated July 10, 2020)

The Toronto-Dominion Bank

Warrants, Series A

Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities or Exchange-Traded Funds

The Toronto-Dominion Bank (the “Bank”) may from time to time offer and sell Warrants, Series A, Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities or Exchange-Traded Funds (collectively, the “warrants”). The accompanying prospectus dated July 10, 2020 and this product prospectus supplement describe the terms that may apply generally to the warrants, including any warrants you purchase. A separate pricing supplement will describe specific terms of the warrants being offered, including any changes to the terms specified below. If the terms described in the applicable pricing supplement and/or this product prospectus supplement are inconsistent with those described in this product prospectus supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; and last, the accompanying prospectus.

The warrants are linked to the performance of one or more equity indices, equity securities or exchange-traded funds (each, a “Reference Asset”) specified in the applicable pricing supplement. The Reference Asset of your warrants may be a basket consisting of two or more equity indices, equity securities and/or exchange-traded funds.

The cash settlement amount you receive upon expiration, if any, on your warrants will be based on the level of the Reference Asset relative to the strike level. The warrants are designed for investors who are seeking leveraged exposure to the Reference Asset and are willing to risk loss of their initial investment (hereafter, “Premium”). Investors must be willing to accept the risk that the warrants will expire worthless, in which case investors will lose their Premium in the warrants.

The warrants are highly speculative leveraged investments that involve a high degree of risk, including the risk of the warrants expiring worthless, in which case you will lose the Premium of your warrants. The warrants are not suitable for investors who cannot sustain a total loss of their Premium. See “Additional Risk Factors Specific to the Warrants” beginning on page PS-6 to read about investment risks relating to the warrants.

You must have an options-approved brokerage account in order to purchase the warrants and you must be experienced with respect to options and option transactions.

The warrants will not be listed or displayed on any securities exchange or electronic communications network.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these warrants or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Bank may use this product prospectus supplement in the initial sale of warrants. In addition, TD Securities (USA) LLC or another of the Bank’s affiliates may use this product prospectus supplement in a market-making transaction in warrants after their initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The warrants are unsecured, unsubordinated obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. The warrants will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

TD Securities (USA) LLC

Product Prospectus Supplement

Summary	PS-1
Additional Risk Factors Specific to the Warrants	PS-6
General Terms of the Warrants	PS-18
Use of Proceeds and Hedging	PS-37
Tax Consequences	PS-38
Certain Benefit Plan Considerations	PS-39
Supplemental Plan of Distribution (Conflicts of Interest)	PS-40
Prospectus
Documents Incorporated by Reference	i
Where You Can Find More Information	ii
Further Information	iii
About this Prospectus	iii
Risk Factors	1
The Toronto-Dominion Bank	3
Presentation of Financial Information	3
Caution Regarding Forward-Looking Statements	5
Use of Proceeds	7
Consolidated Capitalization and Indebtedness	8
Description of the Warrants	9
Ownership, Book-Entry Procedures and Settlement	15
Tax Consequences	22
Benefit Plan Investor Considerations	30
Plan of Distribution (Conflicts of Interest)	32
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others	35
Legal Matters	36
Experts	37
Other Expenses of Issuance and Distribution	38

In this product prospectus supplement, unless the context otherwise indicates, the “Bank”, “we”, “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. Also, references to the “prospectus” or the “accompanying prospectus” mean the prospectus, dated July 10, 2020, of The Toronto-Dominion Bank. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your warrants.

i

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement and the accompanying prospectus, as well as the applicable pricing supplement. The applicable pricing supplement may have terms or features that differ from or supplement the terms described herein and may use different defined terms than those used herein to describe the warrants. If the terms described in the applicable pricing supplement and/or this product prospectus supplement are inconsistent with those described in this product prospectus supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; and last, the accompanying prospectus.

Issuer:	The Toronto-Dominion Bank (the “Bank”).

Issue:	Warrants, Series A

Reference Asset:	As specified in the applicable pricing supplement. The warrants may be linked to one or more of the following:

•	the common stock, including American depositary receipts (each, an “ADR”), of a particular company unaffiliated with us;

•	shares of an exchange-traded fund, which we may refer to herein as an “ETF” and, together with a common stock and ADR, a “Reference Equity”;

•	an equity index, which we may refer to herein as a “Reference Index”; and/or

•	a weighted basket comprised of Reference Equities and/or Reference Indices, which we may refer to in certain contexts herein as a “Basket”.

Type of Warrants:	As specified in the applicable pricing supplement. In general, the warrants may be either:

•

Call Warrants: In the case of “call warrants”, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is greater than the Strike Level. If the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•

Put Warrants: In the case of “put warrants”, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is less than the Strike Level. If the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

Option Style:	As specified in the applicable pricing supplement.

•	European-Style: In the case of “European-style” warrants, you may exercise the warrants only on the Expiration Date.

•	American-Style: In the case of “American-style” warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement.

Strike Date:	As specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.

Issue Date:	As specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.

Expiration Date; Valuation Date(s):	The Valuation Date, or if there is more than one Valuation Date, the final Valuation Date, will be known as the “Expiration Date” and will be specified in the applicable pricing supplement, subject to extension for up to eight trading days for market disruption events or non-trading days as further described under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Expiration Date; Valuation Date(s)” herein.

Cash Settlement Payment Date:	The date following the Expiration Date on which the warrants make payment of the Cash Settlement Amount, as specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Cash Settlement Payment Date” herein.

Premium:	The issue price of a warrant as specified in the applicable pricing supplement.

Minimum Investment:	Unless otherwise specified in the applicable pricing supplement, the minimum number of warrants offered to an investor will be a number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.

Options Approved Account:	In order to purchase the warrants you must have an options-approved account, as further specified in the applicable pricing supplement.

Notional Amount:	As specified in the applicable pricing supplement.

Cash Settlement Amount; In-the-Money:	On the Cash Settlement Payment Date the amount payable, if any, for each warrant you own will be based on the level of the Reference Asset relative to the Strike Level, all as specified in the applicable pricing supplement. In general, unless otherwise specified in the applicable pricing supplement, you will receive a cash payment per warrant equal to:

•	In the case of call warrants:

Notional Amount	×	Final Level — Strike Level
Initial Level

In the case of call warrants, if the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•	In the case of put warrants:

Notional Amount	×	Strike Level — Final Level
Initial Level

In the case of put warrants, if the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

In the case of all warrants, even if the Cash Settlement Amount is positive (in which case we will refer to your warrants as “In-the- Money”), if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.

Strike Level:	A specified level of the Reference Asset as set forth in the applicable pricing supplement.

Initial Level:	The closing level of the Reference Asset on the Strike Date, or as otherwise specified in the applicable pricing supplement.

Final Level:	The closing level of the Reference Asset on the Expiration Date (if there is one Valuation Date applicable to the warrants) or the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates (if there is more than one Valuation Date applicable to the warrants), or as otherwise specified in the applicable pricing supplement.

Automatic Exercise if Warrants are In-the-Money:	Unless otherwise specified in the applicable pricing supplement, the warrants will be automatically exercised on the Expiration Date without any further action by you if the warrants are In-the-Money.

Maximum Cash Settlement Amount:	The maximum Cash Settlement Amount, if any, as specified in the applicable pricing supplement.

Knock-In Event:	If the applicable pricing supplement specifies that a “Knock-In Event” is applicable to your warrants, then unless a Knock-In Event occurs no Cash Settlement Amount will be payable on your warrants.

Knock-Out Event:	If the applicable pricing supplement specifies that a “Knock-Out Event” is applicable to your warrants, then if a Knock-Out Event occurs no Cash Settlement Amount will be payable on your warrants.

CUSIP/ISIN:	As specified in the applicable pricing supplement.

Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus).

Listing:	Unless specified otherwise in the applicable pricing supplement, the warrants will not be listed or displayed on any securities exchange or electronic communications network.

Calculation Agent:	Unless we specify otherwise in the applicable pricing supplement, the Bank.

Canadian Bail-in:	Unless otherwise specified in the applicable pricing supplement, the warrants will not be subject to a bail-in conversion (as defined in the accompanying prospectus).

Conflicts of Interest:	See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

ADDITIONAL INFORMATION ABOUT THE BANK AND THE WARRANTS

The Bank has filed a registration statement (including a prospectus) with the SEC for the offering for which this product prospectus supplement relates. Before you invest, you should read the prospectus dated July 10, 2020 titled “Warrants”, relating to our warrants (the “accompanying prospectus”) and any other documents related to the Warrants that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Our Central Index Key, or CIK, on the SEC Website is 0000947263.

You may access these documents on the SEC website at www.sec.gov as follows:

•	Prospectus dated July 10, 2020:

https://www.sec.gov/Archives/edgar/data/947263/000119312520191153/d937696d424b3.htm

You should rely only on the information incorporated by reference or provided in this product prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these warrants in any state where the offer is not permitted. You should not assume that the information in this product prospectus supplement is accurate as of any date other than the date on the front of the document.

ADDITIONAL RISK FACTORS SPECIFIC TO THE WARRANTS

An investment in your warrants is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the warrants are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus and the applicable pricing supplement. If the terms described in the applicable pricing supplement and/or this product prospectus supplement are inconsistent with those described in this product prospectus supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; and last, the accompanying prospectus. This section describes the most significant risks relating to the terms of the warrants. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and the applicable pricing supplement, before investing in the warrants.

General Risks Relating to the Warrants

The Warrants are Not Suitable for Investors Who Cannot Sustain a Total Loss of Their Premium.

The warrants are highly speculative leveraged investments thus the warrants are not suitable for investors who cannot sustain a total loss of their Premium.

The Warrants are Highly Speculative Leveraged Investments that Involve a High Degree of Risk of the Warrants Expiring Worthless, in Which Case You Will Suffer a Loss and Likely a Significant Loss on Your Warrants.

In general, in the case of call warrants, the Final Level must be greater than the Strike Level or the Warrants will not be exercised and will expire worthless on the Expiration Date, causing you to lose your Premium in the Warrants.

In general, in the case of put warrants, the Final Level must be less than the Strike Level or the Warrants will not be exercised and will expire worthless on the Expiration Date, causing you to lose your Premium in the Warrants.

In the case of all warrants, even if the warrants are In-the-Money, if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.

You must have an options-approved brokerage account in order to purchase the warrants and you must be experienced with respect to options and option transactions.

The Warrants are Subject to Increased Market Risk of the Reference Asset.

The return on the warrants, which may be negative, is directly linked to the performance of the Reference Asset and, in the case of a Reference Index or an ETF, indirectly linked to the value of the stocks or other assets held by or comprising such Reference Asset (its “Reference Asset Constituents”), indirectly linked to the value of any Reference Asset Constituents. The level of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset or any Reference Asset Constituents, as applicable, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, the warrants have an increased sensitivity to market risk. Because your investment in the warrants provides for leveraged exposure to the Reference Asset, changes in the level of the Reference Asset (both positive and negative) will have a greater impact on the value of the warrants relative to the performance of the Reference Asset prior to the Expiration Date, and the Cash Settlement Amount, if any, upon expiration.

The Time Remaining to Expiration May Adversely Affect the Market Price of the Warrants.

A portion of the market value of the warrants at any time depends on the level of the Reference Asset at such time relative to the Strike Level, and is known as the “intrinsic value” of the warrant. If the level of the Reference Asset is greater than (or in the case of put warrants, less than) the Strike Level at any time, the warrants would be considered “in-the-money” at such time, whereas, if the level of the Reference Asset is less than (or in the case of put warrants, greater than) the Strike Level at any time, the warrants would be considered “out-of-the money” at such time.

Another portion of the market value of the warrants at any time prior to expiration depends on the length of time remaining until the Expiration Date and is known as the “time value” of the warrants. On the Strike Date, the time value of the warrants generally represents their entire value; thereafter, the time value generally diminishes until, at expiration, the time value of the warrants is zero. Assuming all other factors are held constant, the risk that the warrants will expire worthless will increase the shorter the time remaining until the Expiration Date and the more the level of the Reference Asset decreases below (or in the case of put warrants, increases above) the Strike Level. Therefore, the market value of the warrants will reflect both the rise and decline in the level of the Reference Asset and the time remaining to the Expiration Date, among other factors.

The Warrants Are Not Standardized Options Issued by the Options Clearing Corporation.

The warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the SEC. The warrants are the Bank’s unsecured, unsubordinated obligations and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. Thus, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect from a clearing member’s failure, purchasers of warrants must look solely to the Bank for performance of its obligations to pay any Cash Settlement Amount of the warrants, as described further under “ — An Investment in the Warrants Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Warrants” herein. Further, the secondary market for the warrants, if any, will not be as liquid as the market for OCC standardized options and therefore, sales of the warrants prior to the Expiration Date might result in a price that is at a discount to the theoretical value of the warrants based on the then-prevailing level of the Reference Asset and other factors as discussed further under “ — The Market Value of Your Warrants May Be Influenced by Many Unpredictable Factors” herein.

Owning Call Warrants Is Not the Same as a Hypothetical Direct Investment in (or in the Case of Put Warrants, Taking a Direct Short Position in) the Reference Asset or any Reference Asset Constituents.

The return on call warrants will not reflect the return you would realize if you made a hypothetical direct investment in (or in the case of put warrants, a direct short position in) the Reference Asset or any Reference Asset Constituents and held that investment for a similar period because, for example:

•

the return on a hypothetical direct investment in the Reference Asset or any Reference Asset Constituents would depend primarily on the relative increase or decrease in the level of such Reference Asset or any Reference Asset Constituents during the term of the warrants, as opposed to the increase or decrease in the Final Level relative to the Strike Level and any remaining time value;

•

in the case of call warrants, you will not receive any dividend payments or other distributions on any Reference Asset or any Reference Asset Constituents and you will not have voting rights or any other rights that holders of any Reference Asset or any Reference Asset Constituents may have;

•

in the case of put warrants, you will not have to make payments with respect to any dividend payments or other distributions on a Reference Asset or on any Reference Asset Constituents during the term of the warrants, and any such dividends or distributions will not be factored into the determination of whether the warrants will be automatically exercised or the calculation of any Cash Settlement Amount; and

•

in the case of put warrants, if you owned a hypothetical short position in the Reference Asset or in any Reference Asset Constituents you could receive certain interest payments (the short interest rebate) from the entity that lends you such Reference Asset or any Reference Asset Constituents for your short sale.

Your warrants may trade quite differently from the Reference Asset. Changes in the level of the Reference Asset may not result in comparable changes in the market value of your warrants. Even if the level of the Reference Asset increases (or in the case of put warrants, decreases) from the Strike Level during the term of the warrants, the market value of the warrants prior to expiration may not increase to the same extent and could decrease.

There May Not Be an Active Trading Market for the Warrants—Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the warrants. The warrants will not be listed or displayed on any securities exchange or electronic communications network. TD Securities (USA) LLC and other affiliates of the Bank may make a market for the warrants; however, they are not required to do so. TD Securities (USA) LLC or any other affiliate of the Bank may stop any market-making activities at any time. Even if a secondary market for the warrants develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your warrants in any secondary market could be substantial.

If you sell your warrants prior to expiration, you may have to do so at a substantial discount from your Premium on the warrants, and as a result, you may suffer substantial losses.

The Market Value of Your Warrants May Be Influenced by Many Unpredictable Factors.

The following factors, which are beyond our control, may influence the market value of your warrants:

•	the level of the Reference Asset, including whether (and if so, the amount by which) the then-current level of the Reference Asset is above or below the Strike Level;

•	the volatility (i.e., the frequency and magnitude of changes) of the level of the Reference Asset;

•	the dividend rate on an equity security that is a Reference Asset or on the Reference Asset Constituents of an index or exchange-traded fund that is a Reference Asset;

•	for warrants with two or more Reference Assets, the correlation of such Reference Assets;

•

economic, financial, political, military, regulatory, legal, public health and other events that affect the applicable securities or commodities markets generally and the U.S. markets in particular, and which may affect the level of the Reference Asset;

•

if the Reference Asset includes one or more indices, or includes an exchange-traded fund that reflects the value of one or more indices, commodities or other assets, that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Reference Asset”), changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your warrants and their market value;

•	interest and yield rates in the market;

•	our financial condition and creditworthiness; and

•	the time remaining to expiration of the warrants.

These factors may influence the market value of your warrants if you sell your warrants prior to expiration. If you sell your warrants prior to expiration, you may receive less than your Premium in the warrants.

An Investment in the Warrants Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Warrants.

An investment in any of the warrants, which are the Bank’s unsecured, unsubordinated obligations, is subject to our credit risk. As a result, your receipt of any amount due on the warrants is dependent upon the Bank’s ability to repay its obligations as of each payment at that time. Accordingly, if the Bank becomes unable to meet its financial obligations as they become due, you may not receive any amounts due under the terms of the warrants. The existence of a trading market for, and the market value of, any of the warrants may be affected by market perceptions of our creditworthiness. If market perceptions of our creditworthiness were to decline for any reason, the market value of your warrants, and the availability of the trading markets generally, may be adversely affected. No assurance can be given as to what our financial condition will be at any time during the term of the warrants, or on the Cash Settlement Payment Date.

If Your Warrants Are Linked to a Basket, Changes in the Level of One or More Basket Components May Be Offset by Changes in the Level of One or More Other Basket Components.

Your warrants may be linked to a Basket. In such a case, a change in the levels of one or more components (each, a “Basket Component”) of a Basket may not correlate with changes in the levels of one or more other Basket Components. Therefore, in determining the level of the Basket as of any time, increases or decreases in the level of one Basket Component may be moderated, or wholly offset, by decreases or lesser increases (or in the case of put warrants, increases or lesser decreases) in the level of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the level of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your warrants.

The Return on the Warrants, if Any, Will Not Be Affected by All Developments Relating to the Reference Asset.

In the case of American-style warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement. However, in the case of European-style warrants, which you may exercise only on the Expiration Date, changes in the level of the Reference Asset during the term of the warrants before the relevant Valuation Date(s) will not be reflected in determining whether the warrants will be automatically exercised and, if so, in the calculation of the Cash Settlement Amount. As a result, your warrants may expire worthless even if they are in-the-money at certain times during the term of the warrants before the level of the Reference Asset reverses to a Final Level that results in the warrants expiring worthless. Even if the Final Level is greater than (or in the case of put warrants, less than) the Strike Level (i.e. the warrants are In-the-Money), if the Cash Settlement Amount is less than the Premium you will suffer a loss, and likely a significant loss, on your warrants, regardless of the performance of the Reference Asset at other times during the term of the warrants.

The Return on the Warrants, if Any, May Be Based on the Arithmetic Average of the Closing Levels of the Reference Asset on Each of the Valuation Dates.

Subject to the applicable pricing supplement, the Calculation Agent may determine whether the warrants will be automatically exercised and, if so, calculate the Cash Settlement Amount by reference to a Final Level that will be equal to the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates. In calculating the Final Level, any favorable performance of the Reference Asset on one or more Valuation Dates may be moderated, wholly offset or even reversed by unfavorable performance of the Reference Asset on one or more of the other Valuation Dates. Similarly, the Final Level may be less than (or in the case of put warrants, greater than) the closing level of the Reference Asset on the Expiration Date and, as a result, the Cash Settlement Amount, if any, on the warrants may be less than if it were based solely on the closing level of the Reference Asset on the Expiration Date

The Warrants Will Not Provide Any Interest Payments.

We will not pay any interest with respect to the Warrants.

Other Features may Limit or Preclude Any Return on Your Warrants.

If your warrants are subject to a Maximum Cash Settlement Amount, Knock-In Event or Knock-Out Event, your return on the warrants may be subject to a return limitation or, in the case of a Knock-In Event or Knock-Out Event, a complete loss of Premium. If included, these features will be specified in the applicable pricing supplement.

We Will Not Hold Any Reference Asset or Any Reference Asset Constituents for Your Benefit.

The warrant agreement and the terms governing your warrants do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey any Reference Asset or all or any portion of any Reference Asset Constituents that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or any Reference Asset Constituents. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

The Inclusion in the Purchase Price of the Warrants of a Selling Concession and of the Cost of Hedging Our Market Risk under the Warrants is Likely to Adversely Affect the Market Value of the Warrants.

The price at which you purchase the warrants may include a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) may incur in the hedging of our market risk under the warrants. The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your warrants prior to expiration will likely be less than your original purchase price.

The Calculation Agent Can Postpone the Expiration Date or the Strike Date if a Market Disruption Event Occurs.

The Calculation Agent will determine the closing level of a Reference Asset on the Expiration Date. The determination of the closing level with respect to the Expiration Date may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing with respect to such Reference Asset on such date. If such a postponement occurs, the Calculation Agent will determine the closing level of the Reference Asset by reference to its closing level on a day on which no market disruption event occurs or is continuing with respect to such Reference Asset as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.

In no event, however, will the Expiration Date be postponed by more than eight trading days. If the determination of the closing level of the Reference Asset for any Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset will be determined by the Calculation Agent. In such an event, the Calculation Agent will estimate the level that would have prevailed in the absence of the market disruption event.

If there are multiple Valuation Dates, each such date is subject to postponement for market disruption events or non-trading days as further described under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Expiration Date; Valuation Date(s)” herein.

The Calculation Agent may also postpone the Strike Date if it determines that a market disruption event has occurred or is continuing with respect to a Reference Asset on such date(s). If the determination of the Strike Level is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same. See “General Terms of the Warrants — Market Disruption Events”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The Calculation Agent will, among other things, determine the Cash Settlement Amount on the warrants. Unless otherwise specified in the applicable pricing supplement, the Bank will serve as the Calculation Agent. We may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions and may take into consideration the Bank’s ability to unwind any related hedges. Since this discretion by the Calculation Agent may affect any payment on the warrants, the Calculation Agent may have a conflict of interest if it needs to make any such decision. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Reference Asset has occurred and, with respect to a Reference Equity, make certain adjustments to such Reference Asset if certain events occur. This determination may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent will affect the Cash Settlement Amount on the warrants, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the Calculation Agent’s role, see “General Terms of the Warrants — Role of Calculation Agent”.

Trading and Business Activities by the Bank or its Affiliates May Adversely Affect the Market Value and the Cash Settlement Amount of the Warrants.

We and our affiliates may hedge our obligations under the warrants by purchasing the Reference Asset and/or any Reference Asset Constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, and we may adjust these hedges by, among other things, purchasing or selling such instruments or assets at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the warrants declines.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the Reference Asset or one or more Reference Asset Constituents.

These trading activities may present a conflict between the holders’ interest in the warrants and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the warrants.

We and our respective affiliates may, at present or in the future, engage in business with the issuer of a Reference Equity (the “Reference Equity Issuer”) or one or more issuers of the Reference Asset Constituents (the “Reference Asset Constituent Issuers”), as applicable, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our and our affiliates’ obligations, and your interests as a holder of the warrants. Moreover, we or our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the warrants. Any of these activities by us or one or more of our affiliates may affect the level of the Reference Asset or the price of one or more Reference Asset Constituents and, therefore, the market value of, and any payment on, the warrants.

Significant Aspects of the Tax Treatment of the Warrants Are Uncertain.

For a discussion of certain material U.S. federal income tax consequences of owning the warrants, please see the section “Tax Consequences — United States Taxation” in the accompanying prospectus and any applicable tax consequences discussed in the applicable pricing supplement. You should consult your tax advisor about your own tax situation.

For a discussion of the Canadian federal income tax consequences of investing in the warrants, please see “Tax Consequences – Canadian Taxation” in the accompanying prospectus. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation” in the accompanying prospectus) or if you acquire the warrants in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the warrants and receiving the payments that might be due under the warrants.

Non-U.S. Holders May Be Subject to Certain Additional Risks.

Unless otherwise specified in the applicable pricing supplement, the warrants will be U.S. dollar-denominated. If you are a non-U.S. holder who purchases the warrants with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

The accompanying prospectus contains a general description of certain U.S. tax considerations relating to the warrants. If the terms of the warrants differ from those specified in the accompanying prospectus, the applicable pricing supplement will describe the U.S. federal income tax consequences of such warrants, which may differ materially and adversely from those described therein. If you are a non-U.S. holder, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the warrants and receiving the payments that may be due under the warrants.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to the Code, including an IRA or a Keogh plan (or a governmental or other plan to which similar prohibitions apply), and that is considering purchasing the warrants with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the warrants could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. For additional information, please see the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Risks Relating to General Characteristics of Reference Assets

This section describes risks relating to the general characteristics of Reference Assets to which the warrants may be linked. If your warrant is linked to a Basket, these risks also apply to each Basket Component as the context indicates.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.

In the ordinary course of their business, our affiliates and the agents and their affiliates may have expressed views on expected movements in any Reference Asset or any Reference Asset Constituents, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates or of the agents or their affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Asset or any Reference Asset Constituents may at any time have significantly different views from those of our affiliates or of the agents or their affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or any Reference Asset Constituents from multiple sources, and you should not rely solely on views expressed by our affiliates.

The Historical Performance of the Reference Asset or any Reference Asset Constituents Should Not Be Taken as an Indication of Their Future Performance.

The historical performance of the Reference Asset or its Reference Asset Constituents does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the Reference Asset will rise or fall during the term of the warrants. The level of the Reference Asset and any Reference Asset Constituents will be influenced by complex and interrelated political, economic, financial and other factors.

An Investment in the Warrants May Be Subject to Risks Associated with Non-U.S. Securities Markets.

The Reference Asset may be one or more equity securities, ADRs or ETFs, or include Reference Asset Constituents, that have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. In addition, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Exchange Rate Movements May Impact the Value of the Warrants.

If a Reference Asset holds Reference Asset Constituents that are traded in a currency other than U.S. dollars and, for purposes of the Reference Asset, are converted into U.S. dollars, then the level of the Reference Asset will depend, in part, on the relevant exchange rates. If the value of the U.S. dollar strengthens or weakens against the relevant currencies, the level of the Reference Asset and any return on the warrants may be adversely affected. Unless otherwise specified in the applicable pricing supplement, we will not make any adjustment or change in the terms of any warrant in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in warrants will bear the risk that their investment may be adversely affected by these types of events.

No Reference Equity Issuer or Reference Asset Publisher Will Have Any Role or Responsibilities with Respect to the Warrants.

No Reference Equity Issuer or Reference Asset Publisher (as defined below) will have authorized or approved the warrants, and no such entity will be involved in any offering. No Reference Equity Issuer or

Reference Asset Publisher will have any financial or legal obligation with respect to the warrants or any amount to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Asset or the warrants. No Reference Equity Issuer or Reference Asset Publisher will receive any of the proceeds from any offering of the warrants. No Reference Equity Issuer or Reference Asset Publisher will be responsible for, or participate in, the determination of whether the warrants are automatically exercised or, if so, of any amount receivable by holders of the warrants.

We Do Not Control the any Reference Equity Issuer or Any Reference Asset Publisher and Are Not Responsible for Any Disclosure Made by Any Other Company.

Neither we nor any of our affiliates have the ability to control the actions of any Reference Equity Issuer, any Reference Asset Publisher or any Reference Asset Constituent Issuers. We are not responsible for any other such entity’s public disclosure of information, whether contained in SEC filings or otherwise. We will not perform any due diligence procedures with respect to any Reference Equity Issuer or Reference Asset Publisher. You should make your own investigation into any Reference Equity Issuer, Reference Asset Publisher or any Reference Asset Constituent Issuers.

You Will Have Limited Anti-Dilution Protection With Respect to a Reference Equity.

The Calculation Agent will adjust the Initial Level, Strike Level and/or any other relevant term, as applicable, for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect a Reference Equity, but only in the situations we describe in “General Terms of the Warrants — Anti-Dilution Adjustments for a Reference Equity” below. The Calculation Agent will not be required to make an adjustment for every corporate event that may affect the Reference Equity. For example, the Calculation Agent will not make any adjustments for events such as an offering by the relevant issuer, a tender or exchange offer for the issuer’s shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than substantially all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the level of the Reference Equity and adversely affect the market value and the Cash Settlement Amount of your warrants.

Additional Risks Relating to Reference Indices

Changes that Affect an Index Included in the Reference Asset Will Affect the Market Value of the Warrants and the Cash Settlement Amount, if Any.

The policies of a sponsor of a Reference Index (the “Index Sponsor”) concerning the calculation of such index, additions, deletions or substitutions of its Reference Asset Constituents and the manner in which changes affecting those Reference Asset Constituents, such as stock dividends, reorganizations or mergers, may be reflected in such Reference Asset and, therefore, could affect the Cash Settlement Amount, if any, and the market value of the warrants prior to expiration. Such determinations or values could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the applicable Reference Asset, or if the Index Sponsor discontinues or suspends calculation or publication of such index, in which case it may become difficult to determine the market value of the warrants. If events such as these occur, or if the level of the index is not available because of a market disruption event or for any other reason and no successor index is selected, the Calculation Agent may determine the level of the Reference Asset — and thus the Cash Settlement Amount, if any, — in a manner it considers appropriate.

We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by an Index Sponsor.

Unless otherwise specified in the applicable pricing supplement, no Index Sponsor is an affiliate of ours or will be involved in any offerings of the warrants in any way. Consequently, we have no control of the actions of any Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust the Cash Settlement Amount. No Index Sponsor has any obligation of any sort with respect to the warrants. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the warrants. None of our proceeds from any issuance of the warrants will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to an index included in the Reference Asset.

The Return on the Warrants May Be Exposed to Fluctuations in Exchange Rates that Might Affect the Level of the Reference Asset and the Cash Settlement Amount, if Any.

Because the Reference Asset Constituents may be traded in currencies other than U.S. dollars, and the warrants may be denominated in U.S. dollars, the Cash Settlement Amount, if any, may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the Cash Settlement Amount on the warrants. An investor’s net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the U.S. dollar strengthens (or, in the case of put warrants, weakens) against the currencies in which the relevant Reference Asset Constituents are denominated, the value of those Reference Asset Constituents may be adversely affected and the level of the Reference Asset may be adversely affected as well. In turn, the Cash Settlement Amount, if any, may be adversely affected.

We Do Not Control Any Company Included in a Reference Asset and Are Not Responsible for Any Disclosure Made by Any Other Company.

Neither we nor any of our affiliates have the ability to control the actions of any of the companies included in a Reference Asset, nor do we assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Asset. You should make your own investigation into the companies represented by the applicable Reference Asset.

Additional Risks Relating to ADRs

The Value of the Reference Asset May Not Accurately Track the Value of the Common Shares of the Applicable Company.

If a Reference Equity is an ADR, each share of the ADR will represent shares of the Reference Equity Issuer. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Adverse Trading Conditions in the Applicable Non-U.S. Market May Negatively Affect the Value of the Underlying Stock.

Holders of ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the underlying stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs.

Delisting of a Reference Asset That Is an ADR May Adversely Affect the Value of the Warrants.

If a Reference Equity that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the United States Securities Exchange Act of 1934, as amended (“Exchange Act”) or included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the Reference Equity Issuer and the ADR depositary is terminated for any reason, the applicable Reference Equity will be deemed to be the Reference Equity Issuer’s common equity securities rather than the ADRs, and the Calculation Agent will determine the price of that Reference Asset by reference to those common shares, as described below under “General Terms of the Warrants — Delisting of ADRs or Termination of an ADR Facility”. Replacing the original ADRs with the underlying common shares may adversely affect the return on the warrants.

Additional Risks Relating to ETFs

Changes that Affect a Target Index of an ETF Will Affect the Market Value of the Warrants and the Cash Settlement Amount.

An ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “Target Index”). The policies of a sponsor of the Target Index (the “Target Index Sponsor”) for an ETF concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the Target Index and, therefore, could affect whether the warrants are exercised, and, if so, the Cash Settlement Amount, and the market value of the warrants prior to expiration. Such determinations and values could also be affected if the Target Index Sponsor changes these policies, for example, by changing the manner in which it calculates the Target Index.

The Respective Sponsor, Publisher, or Investment Advisor of an ETF or a Target Index (Each, a “Reference Asset Publisher”) May Adjust the ETF or the Target Index in a Way that Affects Its Value, And They Have No Obligation To Consider Your Interests.

A Reference Asset Publisher can change the investment policies of the applicable ETF or the policies concerning the calculation of the applicable ETF’s net asset value, or add, delete, or substitute the Reference Asset Constituents or the components included in a Target Index, as the case may be, or make other methodological changes that could change the value of that ETF or Target Index. Additionally, a Reference Asset Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its ETF, the net asset value of its ETF, or the level of its Target Index, as the case may be. Any of these actions could adversely affect the value of your warrants. See “General Terms of the Warrants — Delisting, Discontinuance of or Material Change to an ETF”. The Reference Asset Publishers will have no obligation to consider your interests in calculating or revising any ETF or Target Index.

There Are Liquidity and Management Risks Associated with an ETF.

Although shares of an ETF will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in that trading market.

An ETF is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The Performance of an ETF and the Performance of the Target Index May Vary.

The performance of an ETF and that of its Target Index generally will vary due to transaction costs, certain corporate actions and timing variances. If an ETF maintains a “representative sampling” strategy as to a Target Index, the performance of the ETF Asset will differ to some degree from that of the Target Index.

In addition, because the shares of an ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share; shares of an ETF may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of an ETF may not match the performance of the Target Index over the same period. Because of this variance, the return on the warrants to the extent dependent on the return of the Reference Asset may not be the same as that of a hypothetical direct investment (or in the case of put warrants, a hypothetical direct short position) in the ETF.

Risks Associated with the Applicable Target Index, or Reference Asset Constituents, Will Affect the Price of that ETF and Hence, the Value of the Warrants.

ETFs are funds which may hold a variety of Reference Asset Constituents, and which performance may be designed to track the performance of a Target Index. While the warrants are linked to an ETF and not to its Reference Asset Constituents or Target Index, risks associated with its Reference Asset Constituents or Target Index will affect the share price of that ETF and hence the value of the warrants. Some of the risks that relate to a Target Index include those discussed below in relation to commodity-based ETFs, which you should review before investing in the warrants.

Time Zone Differences Between the Cities Where the Reference Asset Constituents and the ETF Trade May Create Discrepancies in Trading Prices.

As a result of the time zone difference, if applicable, between the cities where the Reference Asset Constituents trade and where the shares of the ETF trade, there may be discrepancies between the values of the Reference Asset Constituents, the ETF and the market value of the warrants. In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the Reference Asset Constituents remaining unchanged for multiple trading days in the city where the shares of the ETF trade. Conversely, there may be periods in which the applicable foreign Reference Asset Constituents’ markets are open, but the securities market on which the ETF trades is closed.

Other Risk Factors Relating to the Applicable Reference Asset

You should review any additional risk factors with respect to the Reference Asset that may be included in the applicable pricing supplement prior to purchasing the warrants.

GENERAL TERMS OF THE WARRANTS

Please note that in this section entitled “General Terms of the Warrants”, references to “holders” mean those who own warrants registered in their own names, on the books that we or the warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the warrants should read the sections entitled “Forms of the Warrants” and “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

In addition to the terms described on the front cover and in the “Summary” section of this product prospectus supplement, the following general terms will apply to your warrants, unless otherwise specified in the applicable pricing supplement. The applicable pricing supplement may have terms or features that differ from or supplement the terms described herein and may use different defined terms than those used herein to describe the warrants. If the terms described in the applicable pricing supplement and/or this product prospectus supplement are inconsistent with those described in this product prospectus supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product prospectus supplement; and last, the accompanying prospectus.

General

The warrants will be issued under the warrant agreement, dated as of June 17, 2020, between the Bank and The Bank of New York Mellon, as warrant agent (the “warrant agent”), and as further amended from time to time, which we refer to as the “warrant agreement”. The warrants constitute a single series issued under the warrant agreement. The warrant agreement is more fully described below in this section. Whenever we refer to specific provisions or defined terms in the warrant agreement, those provisions or defined terms are incorporated in this prospectus supplement by reference. Capitalized terms which are not otherwise defined herein shall have the meanings given to them in the warrant agreement.

The warrants will be our unsecured, unsubordinated obligations and will rank on a parity in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The warrants will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

We will offer the warrants on a continuous basis through one or more agents listed in the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this prospectus supplement or the applicable pricing supplement. The warrant agreement does not limit the aggregate amount of warrants that we may issue. We may, from time to time, without the consent of the holders of the warrants, provide for the issuance of additional series of warrants under the warrant agreement in addition to the warrants offered by this prospectus supplement.

Unless otherwise specified in the applicable pricing supplement, each warrant will be issued as a book-entry security in fully registered form. Each warrant issued in book-entry form may be represented by a global security that we register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all warrants in global form. Except as discussed in the accompanying prospectus under “Ownership, Book-Entry Procedures and Settlement”, owners of beneficial interests in book-entry securities will not be entitled to physical delivery of warrants in certificated form. We will make payments, if any, on the warrants through the warrant agent to the depositary for the warrants.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments on the warrants will be made in U.S. dollars (“$”).

No Listing

Unless otherwise specified in the applicable pricing supplement, your warrants will not be listed or displayed on any securities exchange, electronic communications network or interdealer market quotation system.

Other Terms

The following will apply to your warrants:

•	a Business Day for your warrants will have the meaning described under “ — Special Calculation Provisions — Business Day” below; and

•	a trading day for your warrants will have the meaning described under “ — Special Calculation Provisions — Trading Day” below.

Please note that the information about the issuance, Issue Date, Premium discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your warrants. If you have purchased your warrants in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Type of Warrants

The type of your warrants will be specified in the applicable pricing supplement. In general, the warrants may be either:

•

Call Warrants: In the case of call warrants, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is greater than the Strike Level. If the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•

Put Warrants: In the case of put warrants, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is less than the Strike Level. If the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

Option Style

The option style of the warrants will be as specified in the applicable pricing supplement. In general:

•	European-Style: In the case of European-style warrants, you may exercise the warrants only on the Expiration Date.

•	American-Style: In the case of American-style warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement.

Strike Date

The Strike Date will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Strike Date with respect to a Reference Asset, the Strike Date for will be postponed as described under “ — Market Disruption Events” below. If the Strike Date is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same.

Issue Date

The Issue Date will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Strike Date with respect to a Reference Asset and postpones the Strike Date, the Calculation Agent may also adjust the Issue Date to maintain the same number of Business Days between the Strike Date, as postponed, and the Issue Date as originally existed.

Expiration Date; Valuation Date(s)

The Valuation Date, or if there is more than one Valuation Date, the final Valuation Date, will be the Expiration Date and will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Expiration Date or on any other Valuation Date with respect to a Reference Asset, the affected date for will be postponed as described under “— Market Disruption Events” below. Unless otherwise specified in the applicable pricing supplement, if the Expiration Date or any other Valuation Date specified in the applicable pricing supplement occurs on a day that is not a trading day:

•	for warrants with a single Valuation Date, the Expiration Date will be the next following trading day, or

•	for warrants with more than one Valuation Date, such Valuation Date (including the Expiration Date) will be the next following “valid date”, as described under “— Market Disruption Events” below.

Cash Settlement Payment Date

The Cash Settlement Payment Date will be the date following the Expiration Date on which the warrants make payment of the Cash Settlement Amount, as specified in the applicable pricing supplement. If such date is not a Business Day, the Cash Settlement Payment Date will be the next following Business Day. If the Calculation Agent postpones the determination of the closing level on one or more Valuation Dates and therefore postpones the determination of the Final Level, the Calculation Agent may also adjust the Cash Settlement Payment Date to maintain the same number of Business Days between the last Valuation Date (which will be the Expiration Date) as postponed and the Cash Settlement Payment Date as originally existed.

Premium

The Premium will be the issue price of a warrant as specified in the applicable pricing supplement.

Minimum Investment

Unless otherwise specified in the applicable pricing supplement, the minimum number of warrants offered to an investor will be a number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.

Notional Amount

As specified in the applicable pricing supplement.

Cash Settlement Amount; In-the-Money

On the Cash Settlement Payment Date the amount payable, if any, for each warrant you own will be based on the level of the Reference Asset relative to the Strike Level, all as specified in the applicable pricing supplement. In general, unless otherwise specified in the applicable pricing supplement, you will receive a cash payment per warrant equal to:

•	In the case of call warrants:

Notional Amount	×	Final Level – Strike Level
Initial Level

In the case of call warrants, if the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•	In the case of put warrants:

Notional Amount	×	Strike Level – Final Level
Initial Level

In the case of put warrants, if the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

In the case of all warrants, even if the warrants are In-the-Money, i.e. the Cash Settlement Amount is positive, if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.

Initial Level

The applicable pricing supplement will set forth the Initial Level, which will be the closing level of the Reference Asset on the Strike Date or as otherwise specified in the applicable pricing supplement.

Strike Level

The applicable pricing supplement will set forth the Strike Level, which will be a specified level of the Reference Asset.

Final Level

The Final Level will be the closing level of the Reference Asset on the Expiration Date (if there is one Valuation Date applicable to the warrants) or the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates (if there is more than one Valuation Date applicable to the warrants), or as otherwise specified in the applicable pricing supplement.

Automatic Exercise if Warrants are In-the-Money

Unless otherwise specified in the applicable pricing supplement, the warrants will be automatically exercised on the Expiration Date without any further action by you if the warrants are In-the-Money.

Maximum Cash Settlement Amount

The maximum Cash Settlement Amount, if any, will be as specified in the applicable pricing supplement.

Knock-In Event

If the applicable pricing supplement specifies that a Knock-In Event is applicable to your warrants, then unless a Knock-In Event occurs no Cash Settlement Amount will be payable on your warrants.

Knock-Out Event

If the applicable pricing supplement specifies that a Knock-Out Event is applicable to your warrants, then if a Knock-Out Event occurs no Cash Settlement Amount will be payable on your warrants.

Determining the Level of the Reference Asset

Closing Level for a Reference Index

Unless otherwise specified in the applicable pricing supplement, the “closing level” of any Reference Index on any trading day means:

•	the closing level of such Reference Asset; or

•	if any Reference Asset is unavailable, any successor index or alternative calculation of such Reference Asset,

published following the regular official weekday close of the principal trading session of the primary exchange for its Reference Asset Constituents, each as determined by the Calculation Agent.

Closing Level for a Reference Equity

Unless otherwise specified in the applicable pricing supplement, the “closing level” for any Reference Equity on any trading day will equal the closing sale price or last reported sale price, regular way, (or, in the case of Nasdaq, the official closing price) for such Reference Equity, on a per-share or other unit basis:

•	on the principal national securities exchange on which that Reference Asset is listed for trading on that day, or

•

if that Reference Equity is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Equity Asset.

If that Reference Equity is not listed or traded as described above, then the closing level for that Reference Equity on any day will be the average, as determined by the Calculation Agent, of the bid prices for the Reference Equity obtained from as many dealers in that Reference Equity selected by the Calculation Agent as will make those bid prices available to the Calculation Agent. The number of dealers need not exceed three and may include the Calculation Agent or any of its or our affiliates.

Unavailability of the Level of a Reference Index; Modification to Method of Calculation

If the Index Sponsor discontinues publication of a Reference Asset and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Reference Asset (such successor or substitute index being referred to in this section as a “successor index”), then any subsequent closing level will be determined by reference to the published level of that successor index at the regular weekday close of trading on the applicable trading day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will provide written notice to the warrant agent of the selection, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.

If a successor index is selected by the Calculation Agent, that successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If any Index Sponsor discontinues publication of a Reference Asset prior to, and that discontinuance is continuing on, any trading day on which the level of such Reference Asset must be determined and the Calculation Agent determines that no successor index is available at that time, then the Calculation Agent will determine the level of the Reference Asset for the relevant date in accordance with the formula for and method of calculating the index last in effect prior to the discontinuance, without rebalancing or substitution, using the closing level (or, if trading in the relevant underlying securities or Reference Asset Constituents have been materially suspended or materially limited, its estimate of the closing level that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each security or the Reference Asset Constituents most recently comprising the Reference Asset. Notwithstanding these alternative arrangements, discontinuance of the publication of a Reference Asset may adversely affect the market value and the Cash Settlement Amount of your warrants.

If the Calculation Agent determines that at any time the method of calculating the closing level of a Reference Asset or a successor index is changed in a material respect, or if such index is in any other way modified so that such index does not fairly represent the level of such index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will make such calculations and adjustments as may be necessary in order to arrive at a level of such index as if those changes or modifications had not been made (irrespective of whether such changes or modifications were already permitted pursuant to the applicable Reference Asset’s methodology). Accordingly, if the method of calculating such index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust the index in order to arrive at a value of that index as if it had not been modified (e.g., as if such split had not occurred).

Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising part of the Reference Asset may adversely affect the market value and the Cash Settlement Amount of your warrants.

Adjustments Relating to Warrants Linked to a Basket of Indices

If the Calculation Agent substitutes a successor index, or otherwise affects or modifies a Basket Component, then the Calculation Agent will make those calculations and adjustments as, in the judgment of the Calculation Agent, may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payments on the warrants with reference to that Basket or the successor basket (as described below), as adjusted.

In this event, the Calculation Agent will provide written notice to the warrant agent of these calculations and adjustments, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.

In the event of the adjustment described above, the newly composed Basket is referred to in this section as the “successor basket” and will be used as a substitute for the original Basket for all purposes.

If the Calculation Agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or original Basket Components, as the case may be, then the Calculation Agent will determine the level of the applicable Basket Components or the Basket level for any applicable trading day as described above.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any Basket Component may adversely affect the market value and the Cash Settlement Amount of the warrants.

Delisting or Suspension of Trading in an Equity Security

If a Reference Asset that is an equity security is delisted or trading of the Reference Asset is suspended on the primary exchange for such Reference Asset, and such Reference Asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act, as determined by the Calculation Agent (a “successor exchange”), then such Reference Asset will continue to be deemed the Reference Asset. If the Reference Asset is not initially listed on a major U.S. securities exchange registered under the Exchange Act as determined by the Calculation Agent, the applicable pricing supplement will specify the applicable definition of a “successor exchange”.

If a Reference Asset that is an equity security is delisted or trading of such Reference Asset is suspended on the primary exchange for such Reference Asset, and such Reference Asset is not immediately re-listed or approved for trading on a successor exchange, then the Calculation Agent may select a successor equity security. A “successor equity security” will be an equity security or ADR that the Calculation Agent determines (i) satisfies all regulatory standards applicable to equity-linked notes or equity-linked warrants at the time of such selection, (ii) is not subject to a hedging restriction and, (iii) is the most comparable to the affected Reference Asset, based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield. A company is subject to a “hedging restriction” if the Bank or any of its affiliates is subject to a trading restriction under its trading restriction policies that would materially limit the ability of the Bank or any of its affiliates to hedge the warrants with respect to such successor equity security.

If the applicable Reference Asset is delisted or trading of the applicable Reference Asset is suspended and the Calculation Agent determines that no successor equity security comparable to the applicable Reference Asset exists, then the Calculation Agent will deem the closing level of the applicable Reference Asset on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable Reference Asset on each remaining trading day to, and including, the Valuation Dates or the Expiration Date, as applicable.

Notwithstanding these alternative arrangements, any delisting or suspension of trading in an equity security may adversely affect the market value and the Cash Settlement Amount of the warrants.

Delisting of ADRs or Termination of an ADR Facility

If a Reference Asset that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Reference Equity Issuer and the ADR depositary is terminated for any reason, then, on and after the date that the Reference Asset is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the warrants will be deemed to be linked to the common shares of the Reference Equity Issuer, and the Calculation Agent will determine the Cash Settlement Amount by reference to such common shares. Under such circumstances, the Calculation Agent may modify any terms of the warrants as it deems necessary to ensure an equitable result. On and after the termination date, for all purposes, including the determination of the Final Level, the closing level of the Reference Equity Issuer’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as described under “ — Anti-Dilution Adjustments for a Reference Equity — Non-U.S. Distribution Property” below.

Notwithstanding these alternative arrangements, any delisting of an ADR or termination of an ADR facility may adversely affect the market value and the Cash Settlement Amount of the warrants.

Delisting, Discontinuance of or Material Change to an ETF

If a Reference Asset that is an ETF is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated and is not immediately re-listed or approved for trading on a successor exchange, the Calculation Agent will substitute an ETF that it determines is comparable to the discontinued ETF (such substitute ETF being referred to herein as a “successor ETF”).

If a Reference Asset that is an ETF (or a successor ETF) is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated and the Calculation Agent determines that no successor ETF is available, then the Calculation Agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the constituents of the original ETF, in each case as determined by the Calculation Agent (a “replacement basket”).

If a successor ETF or replacement basket is selected, that successor ETF or replacement basket, as applicable, will be deemed the Reference Asset for all purposes of the warrants and the Calculation Agent will adjust the Initial Level, the Strike Level and/or and any other terms of the warrants (the “Applicable Level”) and thereafter will determine the Cash Settlement Amount by reference to such applicable successor ETF or replacement basket. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket component on any trading day will be converted to U.S. dollars using the applicable exchange rate as described under “ — Anti-Dilution Adjustments for a Reference Equity — Non-U.S. Distribution Property” below.

If at any time:

•

a Target Index for an ETF (or a successor ETF) is discontinued or ceases to be published and (i) the Target Index Sponsor or another entity does not publish a successor or substitute Target Index that the Calculation Agent determines to be comparable to the Target Index (a “Successor Target Index”) or (ii) the issuer of the ETF does not announce that the ETF will track the Successor Target Index; or

•

an ETF (or a successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the ETF, or a material change to the related Target Index) so that the ETF does not, in the opinion of the Calculation Agent, fairly represent the price per share of that ETF (or that successor ETF) had those changes or modifications not been made;

then, from and after that time, the Calculation Agent will make those calculations and adjustments that may be necessary in order to arrive at a closing level of that ETF (or that successor ETF) as if those changes or modifications had not been made. The Calculation Agent also may determine that no adjustment is required.

If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent will deem the closing level of the original ETF (or successor ETF) on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the Valuation Date(s) (including the Expiration Date).

Notwithstanding these alternative arrangements, any modification or discontinuance of the ETF or the related Target Index may adversely affect the market value and the Cash Settlement Amount of the warrants.

Adjustments Relating to Warrants Linked to a Basket of Equity Securities or ETFs

If a Basket Component is discontinued or materially changed as described above and the Calculation Agent substitutes a successor ETF or successor equity security, or otherwise affects or modifies a Basket Component, then the Calculation Agent will make those calculations and adjustments as described above and as may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components) as if those changes or modifications had not been made, and will calculate the payments on the warrants with reference to that basket or the successor basket (as described below), as adjusted (the “successor basket”).

In this event, the Calculation Agent will provide written notice to the warrant agent of these calculations and adjustments, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.

If the Calculation Agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the Calculation Agent will determine the price of the applicable Basket Components or the Basket level for any Valuation Date as described above.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in or material change to any Basket Component may adversely affect the market value and the Cash Settlement Amount of the warrants.

Market Disruption Events

Market Disruption Events for Warrants with a Single Valuation Date

If the Final Level will be determined on a single Valuation Date, which will be the Expiration Date, and a market disruption event occurs or is continuing on that date with respect to a Reference Asset, the Final Level of the affected Reference Asset will equal its closing level on the first trading day following the Expiration Date on which the Calculation Agent determines that a market disruption event has not occurred and is not continuing with respect to such Reference Asset. If a market disruption event occurs or is continuing on each trading day to and including the eighth trading day following the Expiration Date, that day will nevertheless be the Expiration Date and the Calculation Agent will estimate the Final Level that would have prevailed in the absence of the market disruption event. If the Expiration Date is postponed due to a market disruption event, the Calculation Agent will also postpone the Cash Settlement Payment Date to maintain the same number of Business Days between the Expiration Date, as postponed, and the Cash Settlement Payment Date as originally existed.

Market Disruption Events for Warrants with More Than One Valuation Date

If the Final Level will be determined over more than one Valuation Date as the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates, and a market disruption event occurs or is continuing with respect to a Reference Asset on any scheduled Valuation Date (including the Expiration Date, which will be the final Valuation Date), the closing level of the affected Reference Asset for that Valuation Date will equal its closing level on the first trading day on which a market disruption event has not occurred, is not continuing and which is not otherwise scheduled to be a Valuation Date (a “valid date”). If the first succeeding valid date in respect of the affected Reference Asset has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another Valuation Date or market disruption event, would have been the Valuation Date, then (1) that eighth trading day will be deemed to be the Valuation Date (irrespective of whether that eighth trading day is already a Valuation Date), and (2) the Calculation Agent will determine the closing level on such day as specified above. If the Calculation Agent postpones the determination of a closing level on a Valuation Date and therefore postpones the determination of the Final Level, the Calculation Agent may also adjust the Cash Settlement Payment Date to maintain the same number of Business Days between the last Valuation Date, as postponed, and the Cash Settlement Payment Date as originally existed.

Market Disruption Events on the Strike Date

The Calculation Agent may also postpone the determination of the Initial Level of the Reference Asset on the Strike Date if it determines that a market disruption event has occurred or is continuing with respect to a Reference Asset on that date. If the Strike Date is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the Calculation Agent may waive its right to postpone the Strike Date or the Valuation Date(s) (including the Expiration Date), if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level of the affected Reference Asset on such date.

“Market Disruption Events” With Respect to a Reference Index

A “market disruption event” with respect to a Reference Asset Index means one or more of the following events, as determined by the Calculation Agent:

A.

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the Reference Asset Constituents trade (without taking into account any extended or after-hours trading session), in 20% or more of the Reference Asset Constituents which then comprise the Reference Asset;

B.

the suspension of or material limitation on trading on the primary exchange that trades options contracts or futures contracts related to the Reference Asset or to 20% or more of the Reference Asset Constituents (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in such options contracts; or

C.

any other event that the calculation agent determines materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the warrants that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the Reference Asset Constituents or instruments linked to a Reference Asset generally.

For the purpose of determining whether a market disruption event has occurred with respect to a Reference Asset Index:

1.

a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

2.

a decision to permanently discontinue trading in the relevant futures or options contracts related to the Reference Asset or Reference Asset Constituents, or related to any successor index or its constituents, will not constitute a market disruption event;

3.

a suspension in trading in a futures or options contract on the Reference Asset or Reference Asset Constituents, or related to any successor index or its constituents, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts (and the 20% threshold set forth above is met) will constitute a suspension of or material limitation on trading in such futures or options contracts;

4.	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

5.

if applicable to indices with component securities listed on the New York Stock Exchange (“NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material”.

“Market Disruption Events” With Respect to a Reference Equity

A “market disruption event” with respect to a Reference Equity means one or more of the following events, as determined by the Calculation Agent:

A.

with respect to a Reference Equity, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of such Reference Equity Asset (or the successor Reference Equity, as defined below) on the primary exchange where such shares trade (without taking into account any extended or after-hours trading session);

B.

the suspension of or material limitation on trading in options or futures contracts relating to (i) the shares of a Reference Equity (or successor Reference Equity, without taking into account any extended or after-hours trading session) or, (ii) with respect to a Reference Equity that is an ETF, 20% or more of its Reference Asset Constituents or the constituents of its Target Index (or any Successor Target Index, as defined below), or its Target Index, in each case, on the primary exchange that trades such options or futures contracts;

C.

with respect to a Reference Equity that is an ETF, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange(s) where the Reference Asset Constituents or constituents of its Target Index (or the Successor Target Index, as defined below) trade (without taking into account any extended or after-hours trading session), in 20% or more of the Reference Asset Constituents or constituents which then comprise the Target Index or any Successor Target Index; or

D.

any other event that the Calculation Agent determines materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the warrants that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any Reference Equity generally.

For the purpose of determining whether a market disruption event has occurred with respect to a Reference Equity:

1.

a limitation on the hours in a trading day and/or number of days of trading resulting from (a) an announced change in the regular business hours of the relevant exchange or (b) a decision to permanently discontinue trading in the shares of the Reference Equity Asset (or successor Reference Equity), the relevant options or futures contracts relating to such shares or, if applicable, the relevant Target Index (or any Successor Target Index), will not constitute a market disruption event;

2.

a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a Reference Equity or, with respect to a Reference Equity that is an ETF, to (x) its Target Index (or any Successor Target Index), or (y) its Reference Asset Constituents (and the 20% threshold set forth above is met) by a major securities market for those contracts by reason of any of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Reference Equity, provided that a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances;

3.

for the purpose of paragraphs (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material”; and

4.	a market disruption event for a particular offering of the warrants will not necessarily be a market disruption event for any other offering of the warrants.

Anti-Dilution Adjustments for a Reference Equity

The Applicable Level for a Reference Equity may be adjusted by the Calculation Agent if any of the dilution events described below occurs with respect to such Reference Equity after the applicable Strike Date.

The Calculation Agent will adjust the Applicable Level for the affected Reference Equity as described below, but only if an event below under this section occurs with respect to such Reference Equity and the relevant event occurs during the period described under the applicable subsection. The Applicable Level for the affected Reference Equity may each be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% to the Applicable Level.

If an offering of the warrants is linked to a Basket and an adjustment is required for a Basket Component, then the required adjustment will be made with respect to that Basket Component, as if it alone were the Reference Asset and no adjustment will be made with respect to the other unaffected Basket Components. The Calculation Agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of a Basket Component, if applicable, in the event of a consolidation or merger of the applicable issuer of such Basket Component with another entity.

If more than one anti-dilution event requiring adjustment occurs with respect to the Applicable Level for the affected Reference Equity, the Calculation Agent will adjust that Applicable Level for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Applicable Level for the first event, the Calculation Agent will adjust the Applicable Level for the second event, applying the required adjustment to the Applicable Level as already adjusted for the first event, and so on for each event for the affected Reference Equity.

If an event requiring an anti-dilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to the affected warrants, that results solely from that event. Accordingly, the Calculation Agent may modify or make adjustments that differ from the anti-dilution adjustments discussed herein and in the applicable pricing supplement as necessary to ensure an equitable result.

Share Splits and Share Dividends

A share split is an increase in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. When a corporation pays a share dividend, it issues additional shares of its stock to all holders of its outstanding shares in proportion to the shares they own. Each outstanding share will be worth less as a result of a share split or share dividend.

If a Reference Equity is subject to a share split or receives a share dividend, then the Calculation Agent will adjust the Applicable Level by dividing the prior Applicable Level before the share split or share dividend — by the number equal to: (1) the number of shares of such Reference Equity outstanding immediately after the share split or share dividend becomes effective; divided by (2) the number of shares of such Reference Equity outstanding immediately before the share split or share dividend becomes effective. The Applicable Level will not be adjusted, however, unless:

•

in the case of a share split, the first day on which the affected Reference Equity trades without the right to receive the share split occurs after the Strike Date and on or before the applicable Valuation Date; or

•	in the case of a share dividend, the ex-dividend date occurs after the Strike Date and on or before the applicable Valuation Date.

The ex-dividend date for any dividend or other distribution with respect to the affected Reference Equity is the first day on which such Reference Asset trades without the right to receive that dividend or other distribution.

Reverse Share Splits

A reverse share split is a decrease in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. Each outstanding share will be worth more as a result of a reverse share split.

If a Reference Equity is subject to a reverse share split, then the Calculation Agent will adjust the Applicable Level by multiplying the prior Applicable Level of such Reference Equity by a number equal to: (1) the number of shares of the Reference Equity outstanding immediately before the reverse share split becomes effective; divided by (2) the number of shares of the Reference Equity outstanding immediately after the reverse share split becomes effective. Unless otherwise specified in the applicable pricing supplement, the Applicable Level will not be adjusted, however, unless the reverse share split becomes effective after the Strike Date and on or before the applicable Valuation Date.

Extraordinary Dividends

A distribution or dividend on a Reference Equity will be deemed to be an extraordinary dividend if the Calculation Agent determines that its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, by an amount equal to at least 10% of the closing level of such Reference Equity (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day before the ex-dividend date, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Reference Equity, the Calculation Agent will adjust the Applicable Level of such Reference Equity to equal the product of: (1) the prior Applicable Level times (2) a fraction, the numerator of which is the amount by which the closing level of such Reference Equity on the trading day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing level of such Reference Equity on the trading day before the ex-dividend date. The Applicable Level will not be adjusted, however, unless the ex-dividend date occurs after the Strike Date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Equity minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Equity; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Reference Equity that is a share dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Applicable Level only as described under “ —Share Splits and Share Dividends” above, “ —Transferable Rights and Warrants” below or “ —Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If a Reference Equity Issuer issues transferable rights or warrants to all holders of such Reference Equity to subscribe for or purchase such Reference Equity at an exercise price per share that is less than the closing level of such Reference Equity on the trading day before the ex-dividend date for the issuance, then the Calculation Agent may adjust the Applicable Level of such Reference Equity as the Calculation Agent determines appropriate to account for the economic effect of such issuance, and may reference, without limitation, any adjustment(s) to options contracts on the affected Reference Equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.

The Applicable Level will not be adjusted for such affected Reference Equity Asset, however, unless the ex-dividend date described above occurs after the Strike Date and on or before the applicable Valuation Date.

Reorganization Events

If a Reference Equity Issuer undergoes a reorganization event other than a share-for-cash event or issuer merger event, as defined below, in which property other than the Reference Asset — e.g., cash and securities of another issuer (“distribution property”) — is distributed in respect of such Reference Equity, then such distribution property will be deemed to be the Reference Equity and, for purposes of calculating the level of such Reference Equity Asset, the Calculation Agent will determine the value of such distribution property distributed in respect of one share of such Reference Equity.

If the Calculation Agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the Calculation Agent will substitute another share for that Reference Equity as described herein.

Each of the following is a reorganization event with respect to the Reference Equity:

•	the Reference Equity is reclassified or changed;

•

the Reference Equity Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but substantially all the outstanding shares are exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding shares and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the Reference Equity Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the Reference Equity Issuer effects a spin-off — that is, issues to all holders of the Reference Equity equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the Reference Equity Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all or substantially all of the outstanding shares of the Reference Equity Issuer.

Valuation of Distribution Property

If a reorganization event occurs with respect to a Reference Equity and the Calculation Agent does not substitute another share for such Reference Equity as described herein, then the Calculation Agent will determine the closing level of the affected Reference Equity by reference to the distribution property (as discussed below). The Calculation Agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the Strike Date and on or before the applicable Valuation Date.

For the purpose of making a determination required by a reorganization event, the Calculation Agent will determine the value of each type of distribution property. For any distribution property consisting of a security, the Calculation Agent will use the closing level for the security on the relevant date. The Calculation Agent may value other types of property in any manner it determines to be appropriate. If a holder of the affected Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent.

If the distribution property consists of a security, the Calculation Agent will make further adjustments to the distribution property for later events that affect such security in determining the closing level. The Calculation Agent will do so to the same extent that it would make determinations if the affected security were the original Reference Equity and were affected by the same kinds of events.

For example, if the Reference Equity Issuer merges into another company and each share of the Reference Equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each Valuation Date the closing level of a share of the Reference Asset will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The Calculation Agent will further determine the common share component of such closing level to reflect any later share split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this “— Anti-Dilution Adjustments for a Reference Equity” section or as described above in “— Reorganization Events” as if the common shares were the Reference Asset. In that event, the cash component will not be redetermined but will continue to be a component of the closing level.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the affected Reference Equity or in respect of whatever securities whose value determines the closing level on a Valuation Date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Reference Equity in respect of which the distribution is made.

In this document, when we refer to a Reference Equity, we mean any distribution property that is distributed in a reorganization event in respect of the affected Reference Equity. Similarly, when we refer to a Reference Equity Issuer, we also mean any successor entity in a reorganization event.

Non-U.S. Distribution Property

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the Valuation Date(s) (including the Expiration Date), the Calculation Agent will convert the closing level of such non-U.S. securities as of the relevant date of determination into U.S. dollars using the then-applicable exchange rate as it determines, unless otherwise specified in the applicable pricing supplement.

Share-for-Cash Events and Issuer Merger Events

If (i) a reorganization event occurs with respect to a Reference Equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) a Reference Equity Issuer or any successor entity becomes subject to a merger or consolidation with the Bank or any of its affiliates (an “issuer merger event”), the Calculation Agent may select a successor equity security (as defined under “ — Delisting or Suspension of Trading in an Equity Security”) to replace such Reference Equity that is affected by any such share-for-cash event or issuer merger event (the “original Reference Equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The successor equity security will be deemed to be the relevant Reference Equity and the Calculation Agent will make any required adjustment to the Applicable Level of the warrants and thereafter will determine the Cash Settlement Amount by reference to the successor equity security and such adjusted terms. If the successor equity security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the successor equity security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the Calculation Agent determines that no successor equity security comparable to the original Reference Equity exists, then the Calculation Agent will deem the closing level of the original Reference Equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the Reference Equity on each remaining trading day to, and including, the Valuation Date(s) (including the Expiration Date).

Adjustments Relating to ADRs

The Reference Equity may consist of ADRs of the Reference Equity Issuer. Before making any adjustment to a Reference Equity that is an ADR, the Calculation Agent will consider whether (1) the holders of the ADR are eligible to participate in the event otherwise requiring adjustment and (2) whether the Reference Equity Issuer or depositary for the ADR has adjusted the number of common shares of the Reference Equity Issuer represented by each share of the ADR so that the market price of the ADR would not be affected by the event in question. For example, if a spin-off occurs and the ADR represents both the spun-off security as well as the existing ADR, the Calculation Agent may determine not to effect the anti-dilution adjustments set forth in this section. If the Calculation Agent determines that the holders of the ADR are eligible to participate and the Reference Equity Issuer or depositary have not made an adjustment , or such adjustment does not accurately account for such event, then the Calculation Agent will adjust the Applicable Level in a manner consistent with this “ — Anti-Dilution Adjustments for a Reference Equity” section.

If the Reference Equity Issuer or the depository for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Reference Equity Issuer represented by each share of the ADR, then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the Calculation Agent may adjust such terms and conditions of the warrants as the Calculation Agent determines appropriate to account for that event.

Payment of Additional Amounts and Tax Redemption

Unless otherwise set forth in the applicable pricing supplement, the Bank will pay additional amounts as described under “Description of the Warrants — Payment of Additional Amounts” in the accompanying prospectus and will have the option to redeem the warrants as described under “ — Tax Redemption” in the accompanying prospectus.

Role of Calculation Agent

The Calculation Agent will make all determinations relating to the warrants, including, but not limited to, the level of the Reference Asset, Business Days, market disruption events, delisting, discontinuance of or material change to a Reference Asset and the Cash Settlement Amount of your warrants. All determinations made by the Calculation Agent shall be made in its sole discretion and, absent manifest error, will be final and binding on you and us, without any liability on the part of the Calculation Agent.

Unless otherwise specified in the applicable pricing supplement, we will serve as the initial Calculation Agent for the warrants. We may appoint a different institution to serve as Calculation Agent from time to time without your consent and without notifying you of the change.

Special Calculation Provisions

Business Day

The term “Business Day” means, for any warrant, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.

If the applicable pricing supplement specifies a different meaning for the term Business Day, we will use that modified definition in determining any payment date as well as the Cash Settlement Payment Date for your warrants.

Any payment on your warrant that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with no additional amount payable on account of the delay. The term “Business Day” with respect to your warrant may have a different meaning than it does for other warrants.

Trading Day

With respect to a Reference Index, unless otherwise specified in the applicable pricing supplement, a “trading day” means a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which the Reference Asset Constituents are listed or admitted for trading. With respect to Reference Asset Constituents issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading.

With respect to a Reference Equity, unless otherwise specified in the applicable pricing supplement, a “trading day” means a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such Reference Equity is listed or admitted for trading. With respect to a Reference Equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading.

Form, Exchange, Transfer and Payments

Unless we specify otherwise in the applicable pricing supplement, the warrants will be issued:

•	only in fully-registered form; and

•	in minimum number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.

If a warrant is issued as a registered global security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus — will be entitled to transfer and exchange the warrant as described in this subsection because the depositary will be the sole registered holder of the warrant and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

To the extent the warrants are certificated, holders may exchange or register the transfer of warrants at the office of the warrant agent. Warrants may be transferred by endorsement. Holders may also replace lost, stolen or mutilated warrants at that office. The warrant agent acts as our agent for registering warrants in the names of holders and registering the transfer of warrants. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The warrant agent may require an indemnity before replacing any warrants.

Holders will not be required to pay a service charge to register the transfer or exchange of warrants, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the applicable pricing supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

We will pay any amounts due on the warrants to the person listed in the warrant agent’s records. We will pay any money due on the warrants at the corporate trust office of the warrant agent in the City of New York. That office is currently located at 240 Greenwich Street, 7E, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the warrant agent’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of warrants.

Notices

We and the warrant agent will send notices regarding the warrants only to registered holders, using their addresses as listed in the warrant agent’s records. With respect to who is a registered “holder” for this purpose, see “Description of the Warrants – Forms of the Warrants” and “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the warrants upon expiration will be made to accounts designated by you and approved by us, or at the office of the warrant agent in New York City. The Cash Settlement Amount, if any, will only be made when the warrants are surrendered to the warrant agent at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Other Provisions; Addenda

Any provisions relating to the warrants may be modified and/or supplemented by the terms as specified under “Other Provisions” in the applicable warrants or in an addendum relating to the applicable warrants and, in each case, in the applicable pricing supplement.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the warrants for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the warrants as described below.

In anticipation of the sale of the warrants, we and/or our affiliates expect to enter into hedging transactions involving purchases of the Reference Asset and/or any Reference Asset Constituents, listed and/or over-the-counter options, futures, exchange-traded funds and/or other instruments on those assets prior to, on and/or after the Strike Date. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the warrants from time to time and may, in our or their sole discretion, hold or resell those securities.

We and/or our affiliates may close out our or their hedge on or before the Expiration Date for your warrants. That step may involve sales or purchases of the instruments described above. No holder of the warrants will have any rights or interest in our or any affiliates’ hedging activity or any positions we or our affiliates may take in connection with any hedging activity.

The hedging activity discussed above may adversely affect the market value of the warrants from time to time. See “Additional Risk Factors Specific to the Warrants — General Risks Relating to the Warrants — Trading and Business Activities by the Bank or its Affiliates May Adversely Affect the Market Value and the Cash Settlement Amount of the Warrants” in this product prospectus supplement for a discussion of these adverse effects.

TAX CONSEQUENCES

United States Taxation

For a discussion of certain material U.S. federal income tax consequences of owning the warrants, please see the section “Tax Consequences — United States Taxation” in the accompanying prospectus and any applicable tax consequences discussed in the applicable pricing supplement.

Canadian Taxation

For a discussion of certain material Canadian federal income tax consequences of owning the warrants, please see the section “Tax Consequences — Canadian Taxation” in the accompanying prospectus and any applicable tax consequences discussed in the applicable pricing supplement.

CERTAIN BENEFIT PLAN CONSIDERATIONS

For a discussion of certain benefit plan considerations please see the section “Benefit Plan Investor Considerations” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the warrants. The agent or agents through whom the warrants will be offered will be identified in the applicable pricing supplement. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the warrants. We have the right to accept offers to purchase warrants and may reject any proposed purchase of the warrants. The agent may also reject any offer to purchase warrants. We will pay the agent a commission on any warrants sold through the agent. The commission will be in an amount as agreed between the agent and the Bank.

We may also sell warrants to the agent, who will purchase the warrants as principal for its own account. In that case, we will either pay the agent a commission as discussed above, or the agent may purchase the warrants at a price equal to the Premium specified in the applicable pricing supplement less a discount to be agreed with us at the time of the offering.

The agent may resell any warrants it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the warrants are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell warrants directly to investors. We will not pay commissions on warrants we sell directly.

We have reserved the right to withdraw, cancel or modify the offer made by the applicable pricing supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent. No termination date has been established for the offering of the warrants.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

If the agent sells warrants to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of warrants, other than warrants denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The warrants will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the warrants is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint additional agents with respect to the warrants. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and its affiliates in the ordinary course of business. TD Securities (USA) LLC is an affiliate of the Bank and may resell warrants to or through another of our affiliates, as selling agent.

The warrants are a new issue of warrants, and there will be no established trading market for any warrant before its Issue Date. We do not plan to list the warrants on a securities exchange or quotation system. We have been advised by TD Securities (USA) LLC that it may make a market in the warrants offered through it. However, neither TD Securities (USA) LLC nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the warrants.

The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the warrants in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the warrants originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the warrants, which may be higher than it would otherwise be in the absence of such transactions. The agent is not required to engage in these activities, and may end any of these activities at any time.

In addition to offering warrants through the agent as discussed above, other warrants of the Bank that have terms substantially similar to the terms of the warrants offered under this product prospectus supplement may in the future be offered, concurrently with the offering of the warrants, on a continuing basis by the Bank. Any of these warrants sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of warrants which may be offered by this product prospectus supplement.

Market-Making Transactions

If you purchase your warrant in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a warrant that it has previously acquired from another holder. A market-making transaction in a particular warrant occurs after the original sale of the warrant. For more information regarding market-making transactions, see “Plan of Distribution (Conflicts of Interest) — Market-Making Resales By the Bank and its Affiliates” in the accompanying prospectus.

Please note that the information about the Issue Date or Strike Date, Premium discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your warrants. If you have purchased your warrants in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Conflicts of Interest

TD Securities (USA) LLC is an affiliate of the Bank and, as such, will have a “conflict of interest” in an offering of the warrants within the meaning of FINRA Rule 5121. In addition, the Bank will receive the net proceeds (excluding the commission) from any public offering of the warrants, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of FINRA Rule 5121. TD Securities (USA) LLC is not permitted to sell the warrants in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

Prohibition of Sales to EEA Retail Investors

The warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement, the accompanying prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Toronto-Dominion Bank or the agent. This product prospectus supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the warrants described in the applicable pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the warrants in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

The Toronto-Dominion Bank

Warrants, Series A

Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities

or Exchange-Traded Funds

July 10, 2020